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                                                                      Exhibit 15
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[Coopers & Lybrand Letterhead]

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

We are aware that our report dated May 13, 1998, on our review of the interim consolidated financial information of Intimate Brands, Inc. and Subsidiaries for the thirteen-week period ended May 2, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ----------------------------
                                                  COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 8, 1998